NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2019 RESULTS

SAN JOSE, California - October 23, 2019 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the third quarter ended September 29, 2019.

•	Third quarter 2019 net revenue of $265.9 million, a decrease of 1.3% from the comparable prior year quarter.

•	Third quarter 2019 GAAP operating income of $12.1 million, or 4.5% of net revenue, as compared to $19.9 million, or 7.4% of net revenue, in the comparable prior year quarter.

◦	Third quarter 2019 non-GAAP operating income of $20.8 million, or 7.8% of net revenue, as compared to $28.3 million, or 10.5% of net revenue in the comparable prior year quarter.

•	Third quarter 2019 GAAP net income per diluted share from continuing operations of $0.39, as compared to $0.49 in the comparable prior year quarter.

◦
Third quarter 2019 non-GAAP net income per diluted share from continuing operations of $0.65, as compared to $0.73 in the comparable prior year quarter. The third quarter of 2019 included a $0.13 per diluted share benefit from revisions to domestic and international tax liabilities pertaining to previous years.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Our financial results for the third quarter came in at the low end of our guidance range for revenue, which consequently weighed on our non-GAAP operating margin. While North America performed well for us in Q3, this was countered by headwinds in EMEA and APAC that dampened our sales late in the quarter due to geopolitical factors such as Brexit uncertainty, Yuan depreciation and the unexpected economic slowdown in the China/Hong Kong region. On the positive side, during the third quarter of 2019, we continued to see strong market reception of our new WiFi 6 products, particularly in North America. We successfully introduced and shipped WiFi 6 Orbi mesh and the 12 stream WiFi 6 router at the end of Q3.”

Mr. Lo continued, “Despite the challenging environment, our team continues to execute well and is seeding the market with innovative new products. We are working with our channel partners worldwide to prepare for the continued rollout of WiFi 6 mesh and router products in the coming months. We are also pleased to report that we increased our number of registered users from 11.2 million in the prior quarter to 12.0 million in Q3, which serves as the foundation for building our paid subscriber base. Furthermore, our number of registered app users reached 3.6 million in the third quarter, showing strong sequential growth from 2.8 million at the end of Q2. We remain confident that growing our registered user base and our number of app users will pay future dividends, and we will continue to drive initiatives to extend this momentum.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “During the third quarter of 2019, we repurchased approximately 679,000 shares of common stock for $22.0 million. We remain confident in our ability to generate meaningful levels of cash, and plan to continue to opportunistically repurchase shares in future quarters.”

Business Outlook

Mr. Murray continued, "Looking ahead to the fourth quarter of 2019, we expect our revenue will continue to be negatively impacted by continuing international uncertainty in Europe and China/Hong Kong. In addition, we are taking proactive steps to reduce channel inventories in North America in preparation for an accelerated shift towards WiFi 6, which we believe will contribute to steering the U.S. consumer WiFi market back towards growth in 2020. Accordingly, net revenue is expected to be in the range of $240 million to $255 million. GAAP operating margin for the fourth quarter is expected to be in the range of 0.1% to 1.1%, and non-GAAP operating margin is expected to be in the range of 4.5% to 5.5%. Our GAAP tax rate is expected to be approximately 33.5%, and our non-GAAP tax rate is expected to be 23.0% for the fourth quarter of 2019.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	December 31, 2019
	Operating Margin Rate	Tax Rate
GAAP	0.1% - 1.1%	33.5%
Estimated adjustments for[1]:
Amortization of intangibles	0.6%	__
Stock-based compensation expense	3.5%	__
Restructuring and other charges	0.3%	__
Tax effects of non-GAAP adjustments	__	(10.5)%
Non-GAAP	4.5% - 5.5%	23.0%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details
NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2019 today, Wednesday, October 23, 2019 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 2487109. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 24,000 retail locations around the globe, and through approximately 20,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 20 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2019 NETGEAR, Inc. NETGEAR, the NETGEAR logo, NETGEAR Armor, Orbi and Nighthawk are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Erik Bylin
investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding NETGEAR's paid subscriber base, registered users and registered app users and their effect on NETGEAR's paid subscriber base; international sales headwinds in EMEA and APAC; and expectations regarding the Company’s ability to generate cash and continue its share repurchase program. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to grow its number of registered users and/or registered app users; the Company may be unable to grow its paid subscriber base; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the Securities and Exchange Commission on August 2, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, Non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP financial measures represent results from continuing operations. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 29, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$168,002	$201,047
Short-term investments	3,915	73,317
Accounts receivable, net	248,070	303,667
Inventories	275,584	243,871
Prepaid expenses and other current assets	31,153	35,997
Total current assets	726,724	857,899
Property and equipment, net	19,671	20,177
Operating lease right-of-use assets, net	31,610	—
Intangibles, net	11,699	17,146
Goodwill	80,721	80,721
Other non-current assets	72,636	67,433
Total assets	$943,061	$1,043,376

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$83,912	$139,748
Accrued employee compensation	18,103	31,666
Other accrued liabilities	163,333	199,472
Deferred revenue	5,812	11,086
Income taxes payable	1,314	2,020
Total current liabilities	272,474	383,992
Non-current income taxes payable	13,219	19,600
Non-current operating lease liabilities	27,178	—
Other non-current liabilities	8,052	12,232
Total liabilities	320,923	415,824
Stockholders' equity:
Common stock	31	32
Additional paid-in capital	821,966	793,585
Accumulated other comprehensive loss	(18)	(15)
Accumulated deficit	(199,841)	(166,050)
Total stockholders' equity	622,138	627,552
Total liabilities and stockholders' equity	$943,061	$1,043,376

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Net revenue	$265,858	$230,852	$269,411	$745,792	$769,888
Cost of revenue	188,666	165,407	174,966	521,147	518,844
Gross profit	77,192	65,445	94,445	224,645	251,044
Gross margin	29.0%	28.3%	35.1%	30.1%	32.6%
Operating expenses:
Research and development	19,537	18,814	20,136	57,183	63,273
Sales and marketing	33,491	34,541	37,892	103,887	114,318
General and administrative	11,887	10,463	16,184	35,467	50,403
Other operating expenses, net	212	1,301	380	1,709	1,752
Total operating expenses	65,127	65,119	74,592	198,246	229,746
Income from operations	12,065	326	19,853	26,399	21,298
Operating margin	4.5%	0.1%	7.4%	3.5%	2.8%
Interest income, net	639	782	985	2,122	2,806
Other income (expense), net	(403)	487	955	425	425
Income before income taxes	12,301	1,595	21,793	28,946	24,529
Provision (benefit) for income taxes	(228)	756	5,483	2,735	6,668
Net income from continuing operations	12,529	839	16,310	26,211	17,861
Net loss from discontinued operations, net of tax (1)	—	—	(7,160)	—	(8,351)
Net income	12,529	839	9,150	26,211	9,510
Net loss attributable to non-controlling interest in discontinued operations (1)	—	—	(799)	—	(799)
Net income attributable to NETGEAR, Inc.	$12,529	$839	$9,949	$26,211	$10,309

Net income per share - basic:
Income from continuing operations	$0.41	$0.03	$0.51	$0.84	$0.56
Loss from discontinued operations attributable to NETGEAR, Inc. (1)	—	—	(0.20)	—	(0.23)
Net income attributable to NETGEAR, Inc.	$0.41	$0.03	$0.31	$0.84	$0.33

Net income per share - Diluted:
Income from continuing operations	$0.39	$0.03	$0.49	$0.81	$0.54
Loss from discontinued operations attributable to NETGEAR, Inc. (1)	—	—	(0.19)	—	(0.23)
Net income attributable to NETGEAR, Inc.	$0.39	$0.03	$0.30	$0.81	$0.31

Weighted average shares used to compute net income per share:
Basic	30,933	31,246	31,802	31,221	31,634
Diluted	31,819	32,112	32,974	32,327	32,826
(1) Historical results of Arlo Technologies, Inc. are reflected as discontinued operations for the periods presented.

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018

GAAP gross profit	$77,192	$65,445	$94,445	$224,645	$251,044
GAAP gross margin	29.0%	28.3%	35.1%	30.1%	32.6%
Amortization of intangibles	179	178	116	536	648
Stock-based compensation expense	706	755	619	2,129	1,754
Non-GAAP gross profit	$78,077	$66,378	$95,180	$227,310	$253,446
Non-GAAP gross margin	29.4%	28.8%	35.3%	30.5%	32.9%

GAAP research and development	$19,537	$18,814	$20,136	$57,183	$63,273
Stock-based compensation expense	(1,496)	(1,288)	(1,037)	(3,976)	(3,171)
Non-GAAP research and development	$18,041	$17,526	$19,099	$53,207	$60,102

GAAP sales and marketing	$33,491	$34,541	$37,892	$103,887	$114,318
Amortization of intangibles	(1,341)	(1,504)	(1,806)	(4,676)	(5,319)
Stock-based compensation expense	(2,097)	(2,085)	(1,970)	(6,223)	(6,363)
Non-GAAP sales and marketing	$30,053	$30,952	$34,116	$92,988	$102,636

GAAP general and administrative	$11,887	$10,463	$16,184	$35,467	$50,403
Stock-based compensation expense	(2,687)	(2,611)	(2,492)	(7,855)	(8,940)
Non-GAAP general and administrative	$9,200	$7,852	$13,692	$27,612	$41,463

GAAP other operating expenses, net	$212	$1,301	$380	$1,709	$1,752
Separation expense	—	—	(379)	(264)	(379)
Change in fair value of contingent consideration	(199)	—	—	(199)	—
Restructuring and other charges	77	(1,291)	(1)	(1,146)	(1,368)
Litigation reserves, net	(90)	(10)	—	(100)	(5)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018

GAAP total operating expenses	$65,127	$65,119	$74,592	$198,246	$229,746
Amortization of intangibles	(1,341)	(1,504)	(1,806)	(4,676)	(5,319)
Stock-based compensation expense	(6,280)	(5,984)	(5,499)	(18,054)	(18,474)
Separation expense	—	—	(379)	(264)	(379)
Change in fair value of contingent consideration	(199)	—	—	(199)	—
Restructuring and other charges	77	(1,291)	(1)	(1,146)	(1,368)
Litigation reserves, net	(90)	(10)	—	(100)	(5)
Non-GAAP total operating expenses	$57,294	$56,330	$66,907	$173,807	$204,201

GAAP operating income	$12,065	$326	$19,853	$26,399	$21,298
GAAP operating margin	4.5%	0.1%	7.4%	3.5%	2.8%
Amortization of intangibles	1,520	1,682	1,922	5,212	5,967
Stock-based compensation expense	6,986	6,739	6,118	20,183	20,228
Separation expense	—	—	379	264	379
Change in fair value of contingent consideration	199	—	—	199	—
Restructuring and other charges	(77)	1,291	1	1,146	1,368
Litigation reserves, net	90	10	—	100	5
Non-GAAP operating income	$20,783	$10,048	$28,273	$53,503	$49,245
Non-GAAP operating margin	7.8%	4.4%	10.5%	7.2%	6.4%

GAAP other income (expense), net	$(403)	$487	$955	$425	$425
Gain/loss on investments, net (2)	223	—	(349)	223	1,051
Non-GAAP other income (expense), net	$(180)	$487	$606	$648	$1,476

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018

GAAP net income from continuing operations	$12,529	$839	$16,310	$26,211	$17,861
Amortization of intangibles	1,520	1,682	1,922	5,212	5,967
Stock-based compensation expense	6,986	6,739	6,118	20,183	20,228
Separation expense	—	—	379	264	379
Change in fair value of contingent consideration	199	—	—	199	—
Restructuring and other charges	(77)	1,291	1	1,146	1,368
Litigation reserves, net	90	10	—	100	5
Gain/loss on investments, net (2)	223	—	(349)	223	1,051
Tax effects of above non-GAAP adjustments	(725)	(1,707)	(312)	(4,138)	(4,744)
Non-GAAP net income from continuing operations	$20,745	$8,854	$24,069	$49,400	$42,115

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share from continuing operations	$0.39	$0.03	$0.49	$0.81	$0.54
Amortization of intangibles	0.05	0.05	0.06	0.16	0.18
Stock-based compensation expense	0.22	0.21	0.19	0.62	0.62
Separation expense	—	—	0.01	0.01	0.01
Change in fair value of contingent consideration	0.01	—	—	0.00	—
Restructuring and other charges	(0.00)	0.04	0.00	0.04	0.04
Litigation reserves, net	0.00	0.00	—	0.00	0.00
Gain/loss on investments, net (2)	0.01	—	(0.01)	0.01	0.03
Tax effects of above non-GAAP adjustments	(0.03)	(0.05)	(0.01)	(0.12)	(0.14)
Non-GAAP net income per diluted share from continuing operations	$0.65	$0.28	$0.73	$1.53	$1.28
(2) Gain/loss on investments includes realized gains or losses, impairments, and adjustments for observable price changes pertaining to investments. Upon adopting ASU 2016-1 in the first quarter of 2018, the Company elected to record investments without readily determinable fair values at cost, less impairment, and plus or minus subsequent adjustments for observable price changes.

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	September 29, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

Cash, cash equivalents and short-term investments	$171,917	$218,311	$212,652	$274,364	$341,968
Cash, cash equivalents and short-term investments per diluted share	$5.40	$6.80	$6.47	$8.36	$10.37

Accounts receivable, net	$248,070	$238,635	$262,531	$303,667	$241,862
Days sales outstanding (DSO)	85	94	95	97	82

Inventories	$275,584	$276,316	$236,123	$243,871	$198,037
Ending inventory turns	2.7	2.4	2.8	3.3	3.5

Weeks of channel inventory:
U.S. retail channel	8.6	10.6	10.4	7.7	9.8
U.S. distribution channel	5.4	5.5	5.7	5.2	4.1
EMEA distribution channel	5.8	4.6	4.0	4.1	4.3
APAC distribution channel	7.8	7.4	6.4	7.4	6.6

Deferred revenue (current and non-current)	$7,712	$12,047	$13,598	$11,865	$9,726

Headcount	802	824	828	837	833
Non-GAAP diluted shares	31,819	32,112	32,874	32,803	32,974

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 29, 2019		June 30, 2019		September 30, 2018		September 29, 2019		September 30, 2018
Americas	$178,679	67%	$157,170	68%	$175,932	65%	$483,878	65%	$510,358	67%
EMEA	49,554	19%	43,091	19%	53,158	20%	149,608	20%	148,801	19%
APAC	37,625	14%	30,591	13%	40,321	15%	112,306	15%	110,729	14%
Total	$265,858	100%	$230,852	100%	$269,411	100%	$745,792	100%	$769,888	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net revenue:
Connected Home	$190,672	$167,495	$194,683	$527,532	$555,422
SMB	75,186	63,357	74,728	218,260	214,466
Total net revenue	$265,858	$230,852	$269,411	$745,792	$769,888

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Connected Home	$35,482	$26,901	$30,769	$99,201	$118,899
SMB	972	922	1,191	3,370	2,954
Total service provider net revenue	$36,454	$27,823	$31,960	$102,571	$121,853